Exhibit 32.1
Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002
We hereby certify that the accompanying Quarterly Report of Quanex Building Products Corporation on Form 10-Q for the quarter ended January 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Building Products Corporation.
March 11, 2011

/s/ David D. Petratis David D. Petratis	/s/ Brent L. Korb Brent L. Korb
Chairman of the Board, President and	Senior Vice President—Finance and
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)